UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2018

ABV Consulting, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-198567	46-3997344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1101-1102, 11/F, Railway Plaza 39 Chatham Road S. Tsim Sha Tsui, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (852) 3758-2226

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 25, 2017, ABV Consulting Limited (HK) (“ABV HK”), a subsidiary of ABV Consulting, Inc. (the “Company”) had entered into a Memorandum of Understanding with Shandong Rushan Victoria Bay Tourism Development Company Ltd. (“Victoria”) by paying 1.2 billion Chinese Yuan in exchange for a 73% ownership of Victoria, which would develop the Rushan Binhai Tourism Resort. After extensive due diligence, ABV HK and the Company have decided to cancel the project and cooperation with Victoria, effective immediately.

ABV HK has entered into a Memorandum of Understanding (“Xinjiang MOU”) with Xinjiang Hefeng Zhitong Biotechnology Co. Ltd. (“Hefeng”) effective October 31, 2018. ABV is to be as the sole agent for developing the sales and marketing networks of Hefeng’s organic rice products into international markets. Hefeng is registered in Xinjiang Yining City, and is engaged in the production, processing and marketing of organic agricultural products. Hefeng has owned an organic farming rice field of 5000 Mu. ABV HK and Hefeng expect to have a definitive agreement by the first quarter of 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABV Consulting, Inc.

Date: November 12, 2018	By:	/s/ Wai Lim Wong
Wai Lim Wong, President and Chief Executive Officer

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